Exhibit 3.2

BYLAWS

OF

SEPRACOR INC.

(A DELAWARE CORPORATION)

BYLAWS

OF

SEPRACOR INC.

SECTION 1.
OFFICES

SECTION 1.1       Registered Office

The registered office of Sepracor Inc. (the “Corporation”) shall be located in the City of Wilmington, County of New Castle, State of Delaware.  The Board of Directors (the “Board”) may change the registered office of the Corporation from time to time in its discretion.

SECTION 1.2       Other Offices

The Corporation may have offices at such other places, either within or outside the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

SECTION 2.
MEETINGS OF STOCKHOLDERS

SECTION 2.1       Place of Meetings

All meetings of stockholders of the Corporation shall be held at such place, within or outside the State of Delaware, as the Board may, from time to time, fix.  Whenever the Board shall fail to fix such place, the meeting shall be held at the principal place of business of the Corporation.

SECTION 2.2       Annual Meetings

The annual meeting of the stockholders will be held at such time and on such date (other than a legal holiday) fixed by the Board from time to time for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting; or if no date and time are so fixed, at 10:00 a.m. on the third Monday in April, in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day, at such time as may be fixed by the Board.  At such annual meeting, the President or the Chairman will make a detailed report of the business of the Corporation for the preceding year.

SECTION 2.3       Substitute Annual Meeting

If the annual meeting is not held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 2.4 relating to special meetings.  A meeting so called will be designated and regarded for all purposes as the annual meeting.

SECTION 2.4       Special Meetings

Special meetings of the stockholders may be called at any time by the Board, the President, the Chairman, the Secretary, or by any stockholder or stockholders pursuant to the written request of the holders of at least ten percent (10%) of all the shares of the Corporation entitled to vote at such meeting.  At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.

SECTION 2.5       Notice of Meetings; Adjourned Meetings

If notice of meeting is not waived as provided in Section 8.8, written or printed notice stating the time and place of all meetings must be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice will be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to the stockholder at his address as it appears on the record of stockholders of the Corporation.  In the case of a special meeting, the notice of meeting will specifically state the purpose(s) for which the meeting is called.  The notice of any meeting of stockholders shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law of the State of Delaware (the “General Corporation Law”).  If a meeting is adjourned to another time, not more than thirty (30) days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.

SECTION 2.6       Specific Proposals

If not less than seven (7) days prior to the date of any meeting of stockholders, a stockholder mails to the other stockholders entitled to vote at that meeting (or if not less than three (3) days prior to the date he delivers to them personally) a written notice of his intention to bring before the meeting any specific proposal, that proposal will be considered and acted upon at the meeting.  The officer or agent of the Corporation having charge of the record of stockholders will upon request make the record immediately available to a stockholder seeking to avail himself of the foregoing provision.

SECTION 2.7       Action Without Meeting

Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

SECTION 2.8       Voting List

The Secretary or the officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote at any meeting of stockholders.

SECTION 2.9       Quorum

The holders of a majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, will constitute a quorum as to that matter at any meeting of stockholders.  Shares will not be counted to make up a quorum for a meeting if the voting of them at the meeting has been enjoined or for any reason they may not lawfully be voted.  Shares of the Corporation owned by the Corporation, directly or indirectly, through a subsidiary corporation or otherwise, or held directly or indirectly in a fiduciary capacity by it or by a subsidiary corporation, will not be counted in determining a quorum or in determining the total number of outstanding shares at any given time.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.  In the absence of a quorum at the opening of any meeting, the meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present.

SECTION 2.10     Voting of Shares

Each outstanding share having voting rights is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except that (i) shares of the Corporation owned by it directly or indirectly, through a subsidiary corporation or otherwise, or held directly or indirectly in a fiduciary capacity by it or by a subsidiary corporation may not be voted, and (ii) no share may be voted upon which an installment of the purchase price due the Corporation is past due and unpaid.

SECTION 2.11     Proxies

Shares may be voted in person or by one or more agents authorized by a written proxy executed by the stockholder or by his duly authorized attorney in fact.  A facsimile, electronic mail message or other form of message appearing to have been transmitted by a stockholder, or a photostatic or equivalent reproduction of a written proxy will be deemed a written proxy.  No proxy shall be voted or acted upon after three (3) years from its date, unless a longer period is specified in the proxy.  A duly executed proxy will continue in full force and effect subject to the prescribed time limitations until a written revocation or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 2.12     Votes Required

Except in the election of directors (see Section 3.2), if a quorum is present, action on a matter by the stockholders is approved if the votes cast by shares entitled to vote favoring the action exceed the votes cast by shares opposing the action, unless the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation or these Bylaws.  Voting on all matters will be by voice vote or by a show of hands unless the Chairman rules otherwise or unless the holders of at least ten percent (10%) of the shares represented at the meeting that are entitled to vote on a matter (prior to the voting on such matter) demand a vote by ballot on that particular matter.

SECTION 2.13     Fixing Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

SECTION 2.14     Voting Inspectors

A voting inspector or three (3) such inspectors may be appointed by the President at any meeting of stockholders in his discretion or upon the request made prior to voting of the holders of at least ten percent (10%) of the shares represented at the meeting, but such inspectors will not be required or appointed otherwise.

SECTION 3.
DIRECTORS

SECTION 3.1       Number, Term and Qualification

The number of directors must be not less than one (1) nor more than fifteen (15), as may be fixed or may be changed from time by time, within the minimum and maximum, by the stockholders or by the Board.  The minimum or maximum range of number of directors may be increased or decreased or the size of the Board changed from a variable range to a fixed number (or vice versa) from time to time by amendment to the certificate of incorporation or amendment to these Bylaws adapted by the stockholders.

Each director will hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, removal or disqualification.

SECTION 3.2       Election of Directors

The first Board, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.  Any director may resign at any time upon written notice to the Corporation.  Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Except as the General Corporation Law may otherwise require and except for as required in the Corporation’s certificate of incorporation or any certificate of designation, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director; provided, however, that if the vacant office was held by a director elected by a voting group of stockholders, only the remaining director(s) elected by that voting group or the holder(s) of shares of that voting group are entitled to fill the vacancy.  The stockholders may elect a director at any time to fill a vacancy not filled by the directors.

SECTION 3.3       Removal

Directors may be removed from office with or without cause by the affirmative vote of stockholders holding a majority of the shares entitled to vote at an election of directors; provided, however, that a director may not be removed by the stockholders at a meeting unless the notice of meeting states as a purpose the removal of a director.  If any directors are removed, new directors maybe elected by the stockholders at the same meeting.

SECTION 3.4       Compensation

The Board may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board or otherwise on behalf of the Corporation.

SECTION 3.5       General Powers

SECTION 3.5.1      Management of Business.  The Board directs the general management and has control of the business, property and affairs of the Corporation, and exercises all of the powers of the Corporation, except such as are by law or the certificate of incorporation expressly reserved to the stockholders.

SECTION 3.5.2      Sale, Transfer, Mortgage of Assets.  The Board may, by resolution duly adapted, authorize the sale, transfer, exchange, conveyance, mortgage, pledge or lease of any of the property of the Corporation.  The Board may authorize the sale, conveyance, or release of all property belonging to the Corporation, if such sale and conveyance is approved by at least a majority vote of the stock entitled to vote at any stockholders’ meeting, notice of which contains notice of the proposed sale.

SECTION 3.5.3      Borrowing Money.  The Board may empower the officers of the Corporation, or any one or more of them, to borrow money for and in the name of the Corporation and issue obligations for such borrowed money.

SECTION 3.5.4      Authorizing Contracts.  The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 3.6       Executive and Other Committees of Directors

The Board, by resolution adopted by a majority of the whole Board, may designate from among its members an executive committee and other committees to serve at the pleasure of the Board, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board to the fullest extent authorized by law, including the power or authority to declare a dividend or to authorize the issuance of stock. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee.

SECTION 3.7       Powers Denied to Committees

Committees of the Board shall not, in any event, have any power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board as provided in Section 151 (a) of the General Corporation Law, as it may be amended from time to time, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), amend the by laws of the Corporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, or recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution.  Further, no committee of the Board shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law, unless the resolution or resolutions designating such committee expressly so provides.

SECTION 4.
MEETINGS OF DIRECTORS

SECTION 4.1       Regular Meetings

The annual meeting of the Board will be held immediately after, and at the same place as, the annual meeting of stockholders.  In addition, the Board may provide, by resolution, the time and place (either within or outside the State of Delaware) for the holding of additional regular meetings.

SECTION 4.2       Special Meetings

Special meetings of the Board may be called by or at the request of the Chairman, President, or any one (1) director.  Such meetings may be held either within or outside the State of Delaware.

SECTION 4.3       Notice of Meetings

Annual and regular meetings of the Board may be held without notice.  The person(s) calling a special meeting of the Board will, at least five (5) days before the meeting, give notice of meeting by any usual means of communication.  Such notice need not specify the purpose of such special meeting.  Notice of meeting may be waived as provided in Section 8.8.  Attendance by a director at a meeting will constitute a waiver of notice of such meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not called in accordance with law or the provisions of these Bylaws.

SECTION 4.4       Quorum; Action by the Board; Adjournment

A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.

SECTION 4.5       Voting

At all meetings each director will be entitled to one (1) vote and no voting by proxy will be allowed, unless a different voting structure is provided in an agreement among the stockholders.  A majority vote of the directors present at any meeting at which a quorum is present is required for any decision or action of the Board, except as otherwise required by these Bylaws, by the General Corporation Law, by the certificate of incorporation of the Corporation or by any agreement among the stockholders.

SECTION 4.6       Dissent

A director who is present at a directors’ meeting at which action on any corporate matter is taken will be presumed to have assented to such action unless (i) he objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at such meeting and his contrary vote is recorded or his dissent or abstention is otherwise entered in the minutes of the meeting; (ii) he files his written dissent or abstention to such action with the presiding officer of the meeting before the adjournment of the meeting; or (iii) he forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent does not apply to a director who voted in favor of such action.  If a meeting of directors is held without proper call or notice, otherwise valid action taken at such meeting is deemed ratified by an absent director unless promptly after having knowledge of the action taken and of the impropriety in question he files with the Secretary of the Corporation his objection to the holding of the meeting or the specific action so taken.

SECTION 4.7       Action Without a Meeting

Action taken by the directors without a meeting is nevertheless legal action of the Board if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

SECTION 4.8       Action Taken by Conference Telephone

Unless otherwise provided in the Certificate of Incorporation or these By Laws, members of the Board of the Corporation or any committee thereof may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

SECTION 5.
OFFICERS

SECTION 5.1       Number

The officers of the Corporation consist of a President, a Chairman, and a Secretary, and such other officers as the Board may from time to time elect.  Any two (2) or more offices may be held by the same person.

SECTION 5.2       Compensation

The directors have the power to fix the salaries of all officers, agents or employees of the Corporation, but in the absence of action by the directors, such power is vested in the President, except as to his own salary.

SECTION 5.3       Election and Term

The officers of the Corporation will be elected by the Board at its annual meeting, or at any regular or special meeting of the Board held as soon as convenient thereafter.  Each officer will hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, removal or disqualification.

SECTION 5.4       Removal

Any offer or agent elected or appointed by the Board may be removed by the Board with or without cause, but such removal will be without prejudice to the contract rights, if any, of the person so removed.

SECTION 5.5       President

The President is the principal executive officer of the Corporation and, subject to the control of the Board, supervises and controls the management of the Corporation in accordance with these Bylaws.  He will, when present, preside at meetings of the directors and stockholders. The President may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution is delegated by the Board to some other officer or agent; and, in general, he performs all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

SECTION 5.6       Chairman of the Board

In the event the President is unavailable, the Chairman of the Board of Directors shall be the one to preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to that position from time to time by the Board of Directors.

SECTION 5.7       Secretary

The Secretary must keep accurate records of the acts and proceedings of all meetings of stockholders and directors.  The Secretary must give all notices required by law and by these Bylaws.  The Secretary has general charge of the corporate books and records and of the corporate seal; will affix the corporate seal to any lawfully executed instrument requiring it; and will authenticate such corporate records as may be required from time to time.  The Secretary has general charge of the stock transfer books of the Corporation and will keep, at the registered or principal office of the Corporation, a record of stockholders showing the name and address of each stockholder and the number and class of the shares held by each.  The Secretary will keep such record of stockholders in alphabetical order according to the names and voting groups (and within each voting group by class or series of shares) or in an appended alphabetical index.  The Secretary will sign such instruments as may require his signature, and, in general, perform all duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the President or by the Board.

SECTION 5.8       Assistant Secretary

The Board may elect an Assistant Secretary.  In the absence or disability of the Secretary, such assistant will perform the duties and exercise the powers of those offices, and, in general, perform such other duties as are assigned to them from time to time by the President, Chairman, or the Board.

SECTION 6.
CAPITAL

SECTION 6.1       Issuance of Shares

Shares may be issued in an amount not exceeding the total authorized capital of the Corporation, as specified in the certificate of incorporation of the Corporation.  The directors may authorize the issuance of stock for consideration consisting of cash, any tangible or intangible property or any benefit to the Corporation, or any combination thereof.  In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive.

SECTION 6.2       Certificates for Shares

Certificates representing shares of the Corporation will be issued, in such form as the Board determines, to every stockholder for the shares owned by him.  These certificates will be signed by either the President, Chairman, the Secretary, or the Assistant Secretary.  They will be consecutively numbered or otherwise identified, and the name and address of the persons to whom they are issued, together with the number and class of shares and the dates of issue, will be entered in the stock transfer books of the Corporation.

SECTION 6.3       Ownership of Shares

The person in whose name the shares of stock stand on the stock transfer books of the Corporation is deemed the owner of such shares so far as the Corporation is concerned.  Every person holding stock as executor, administrator, guardian, trustee or agent, or in any other representative or fiduciary capacity, may represent such stock at all meetings of the Corporation and may vote it as a stockholder with the same effect as if the absolute owner of the shares, unless the instrument creating the fiduciary relationship provides to the contrary and a copy of such instrument is furnished to the Secretary of the Corporation.  Every person who has pledged his stock as collateral security may represent it at all such meetings and may vote it as a stockholder unless in the transfer to the pledgee on the books of the Corporation he has expressly empowered the pledgee to vote it.  No assessment will be made on any stock at any time except for the stock’s remaining unpaid purchase price.

SECTION 6.4       Transfer of Shares

Title to a certificate of shares and to the shares represented thereby may be transferred only (i) by delivery of the certificate endorsed, either in blank or to a specified person, by the person appearing by the certificate to be the owner of the shares represented thereby; or (ii) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby.  Such assignment or power of attorney may be either in blank or to a specified person.  No transfer is effective so far as the Corporation is concerned until the shares of stock have been transferred on the books of the Corporation, and the Corporation will recognize the exclusive right of the person registered on its books as the owner of shares of stock to receive dividends and to vote as such owner.  No lien will exist in favor of the Corporation upon the shares of stock represented by a certificate issued by the Corporation, and there will be no restriction upon the transfer of shares so represented by virtue of these Bylaws or otherwise, unless the right of the Corporation to such lien or the restriction upon such transfer is stated on the certificate.

SECTION 6.5       Lost Certificates

The Board may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed upon receipt of an affidavit of such fact from the person claiming the loss or destruction.  On authorizing issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the

Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed, or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

SECTION 7.
DIVIDENDS

SECTION 7.1       Payment

In addition to the provisions in these Bylaws with respect to dividends payable in the stock of the Corporation, the Board has power to declare and pay dividends.  No dividend payable in cash or in property may be declared or paid if upon payment (i) the Corporation would be unable to meet its obligations as they become due in the usual course of business, (ii) the Corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend, or (iii) the Corporation would otherwise be in violation of applicable law.

SECTION 8
GENERAL PROVISIONS

SECTION 8.1       Examination of Books and Records

Any stockholder, in person or by attorney or by other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from, (i) the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and (ii) a subsidiary’s books and records in accordance with Section 220 of the General Corporation Law.  Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director’s position as a director.

SECTION 8.2       Checks and Drafts

All checks, drafts and other orders for the payment of money issued in the name of the Corporation will be signed by such officer(s) or agent(s) of the Corporation and in such manner as from time to time determined by resolution of the Board.

SECTION 8.3       Deposits

All funds of the Corporation not otherwise employed will be deposited from time to time to the credit of the Corporation in such depositories as the Board directs.

SECTION 8.4       Right to Indemnification

The Corporation shall indemnify, to the fullest extent from time to time permitted by law, any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative, or of any other kind, by reason of the fact that such person is or was a director or officer of the Corporation or any subsidiary of the Corporation or serves or served any other enterprise at the request of the Corporation against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes, and amounts paid in settlement (including amounts paid pursuant to judgments or settlements in derivative actions), actually and reasonably incurred by such person in connection with such action, suit, or proceeding, or any appeal therein.  The rights provided by this Section 8.4 to any person shall inure to the benefit of such person’s legal representative.  Neither amendment or repeal of this Section 8.4, nor the adoption of any provision of these Bylaws inconsistent with this Section 8.4, shall deprive any person of rights hereunder arising out of any matter which occurred prior to such amendment, repeal or adoption.  No indemnification pursuant to this Section 8.4 shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.  To the full extent from time to time permitted by law, expenses incurred by a person in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person to repay such amount to the extent the expenses so advanced exceed the indemnification to which it is ultimately determined that he is entitled.

SECTION 8.5       Non Exclusivity of Rights

If the Corporation provides indemnification under Section 8.4, such indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, member, employee or agent and shall inure to the benefit of the heirs, executors or administrators of such person.

SECTION 8.6       Insurance

The Corporation shall have the authority to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 8.4 or the General Corporation Law.

SECTION 8.7       Seal

The corporate seal shall be in such form as the Board shall prescribe.

SECTION 8.8       Waiver of Notice

Whenever any notice is required to be given to any stockholder or director under the provisions of the General Corporation Law, the certificate of incorporation of the Corporation or these Bylaws, a waiver of notice in writing signed by the person(s) entitled to such notice, whether before or after the time stated in such notice, is equivalent to the giving of such notice.  Any such waiver will be filed with the Corporation’s minutes.

SECTION 8.9       Fiscal Year

The fiscal year of the Corporation shall be the twelve months ending December 31 or such other twelve month period as may be prescribed by the Board of Directors.

SECTION 9.
AMENDMENTS

The Board of Directors shall have power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal these Bylaws.  These Bylaws may also be amended, altered, or repealed, or new bylaws may be adopted, by the stockholders at any annual meeting, or at any special meeting where in the notice of the meeting or in the waiver of said notice the nature of the proposed amendment to these Bylaws or the proposal to adopt new bylaws has been stated.  At any meeting of the stockholders at which all stockholders are present either personally or by proxy, these Bylaws may be amended, altered or repealed without any notice.  (Such action may also be taken by informal action of the stockholders in writing as provided under Section 2.7.).  The affirmative vote of the stockholders entitled to exercise a majority of the voting power of the Corporation is necessary to amend, alter or repeal these Bylaws or to adopt new bylaws.